Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Registration Statement on Form S-1 (Post-Effective Amendment No. 1) of our report dated March 3, 2022 with respect to the audited financial statements of Embrace Change Acquisition Corp. (“the Company”) as of December 31, 2021 and the related statements of operation, changes in stockholders’ equity and cash flow for the period from March 3, 2021 (inception) through December 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 7, 2022

10370 Richmond Avenue, Suite 600, Houston, Texas 77042 713.343.4286

Zhongzhou Holdings Financial Center (Tower B) #2205 No. 88, Haide Yi Road, Nanshan District, Shenzhen 518054, P.R. China 86.755.86278659

Room 707, 7th Floor, SK Tower, No.6A Jianguomenwai Avenue, Chaoyang District, Beijing 100022, P.R. China 86.010.85563995

www.malonebailey.com

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